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                             NEUMAN & DRENNEN, LLC
                               Attorneys at Law
                              TEMPLE-BOWRON HOUSE
                               1507 PINE STREET
                            BOULDER, COLORADO 80302
                           Telephone: (303) 449-2100
                           Facsimile: (303) 449-1045


                                August 27, 1999



Premier Concepts, Inc.
3033 S. Parker Road, Suite 120
Aurora, Colorado  80014

     Re:  S.E.C. Registration Statement on Form S-3

Ladies and Gentlemen:

     We hereby consent to the inclusion of our opinion regarding the legality of the securities being registered by the Registration Statement to be filed with the United Stated Securities and Exchange Commission, Washington, D.C., pursuant to the Securities Act of 1933, as amended, by Premier Concepts, Inc., a Colorado corporation, (the "Company") in connection with the offering by certain Selling Securityholders described therein of up to 505,000 shares of its Common Stock, $.002 par value, as proposed and more fully described in such Registration Statement.

     We further consent to the reference in such Registration Statement to our having given such opinions.

                              Sincerely,



                              Clifford L. Neuman

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